Exhibit 10.4

SECOND AMENDMENT TO
NEWFIELD EXPLORATION COMPANY
2004 OMNIBUS STOCK PLAN

WHEREAS, Newfield Exploration Company (the “Company”) has heretofore adopted the Newfield Exploration Company 2004 Omnibus Stock Plan, as amended (the “Plan”), for the benefit of certain employees of the Company; and

WHEREAS, the Company desires to amend the Plan;

NOW, THEREFORE, the Plan shall be amended as follows, effective as of February 14, 2006:

1.            Paragraph (d) of Section IX of the Plan shall be deleted and the following shall be substituted therefor:

(d) Change of Control; Automatic Vesting of Awards. Except to the extent specifically set forth in an Award agreement, (i) upon a Change of Control all Restricted Stock Awards then outstanding shall automatically be fully vested and nonforfeitable and (ii) upon a “change of control,” as defined in the Company’s Change of Control Severance Plan, or at such earlier time as the Committee may provide, all Options then outstanding shall automatically be fully exercisable.

2.            As amended hereby, the Plan is specifically ratified and reaffirmed.